Exhibit 10.37
NOTE: PORTIONS OF THIS AGREEMENT ARE THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE
SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN
REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED LANGUAGE
Schedule A (Canada)
SERVICE BUREAU AND OPERATIONS SUPPORT SERVICES SCHEDULE
To The Master Services Agreement
between
BROADRIDGE FINANCIAL SOLUTIONS, INC.
and
PENSON WORLDWIDE, INC.
This schedule (the “Schedule”), dated as of November 2, 2009 (the “Schedule Effective Date”), between Broadridge Financial Solutions (Canada) Inc. (“Ridge Local Affiliate”) and Penson Financial Services Canada Inc. (“Client Local Affiliate”), to the Master Services Agreement, dated as of the date hereof, between Broadridge Financial Solutions, Inc. and Penson Worldwide, Inc., sets forth the terms and conditions, in addition to the terms and conditions in the Master Services Agreement, under which Ridge Local Affiliate will provide service bureau and operations support services to Client Local Affiliate to assist and support Client Local Affiliate in functioning as a clearing firm. Each of Client Local Affiliate and Ridge Local Affiliate agrees to comply with and fulfill all terms and conditions applicable to it under the Master Services Agreement. Simultaneously with the execution of this Schedule, this Schedule supersedes and replaces the Master Services Agreement, dated June 30, 2009, between Penson Financial Services Canada Inc. and Broadridge Financial Services (Canada) Inc. and the BPS Canadian Services Bureau Schedule, dated June 30, 2009, between Penson Financial Services Canada Inc. and Broadridge Financial Services (Canada) Inc. (the “Existing Canadian Agreement”).
Unless otherwise defined herein, all capitalized terms shall have the meanings given to them in the Master Services Agreement. In the event of a conflict between the terms and conditions of this Schedule and the terms and conditions of the Master Services Agreement, the terms and conditions of this Schedule shall govern. The term “Client Local Affiliate” as used in this Schedule includes all Affiliates, divisions and subsidiaries of Client Local Affiliate. Except where otherwise indicated, all references in this Schedule to Sections or Attachments are to Sections to, and Attachments of, this Schedule. The term “party” as used in this Schedule means Ridge Local Affiliate or Client Local Affiliate, as applicable. The term “parties” as used in this Schedule means Ridge Local Affiliate and Client Local Affiliate.
I.	SUBMISSION OF SCHEDULE
A. During the Schedule Term, Client Local Affiliate and Ridge Local Affiliate shall each be subject, to the extent applicable to such party, to the provisions of federal, state and local laws, rules and regulations and the constitution, by-laws, rules, regulations and stated policies of the Investment Industry Regulatory Organization of Canada (“IIROC”), the Canadian Investors Protection Fund (“CIPF”), the Ontario Securities Commission (“OSC”), the Autorité des Marchés Financiers (“AMF”), the Montréal Exchange (“ME”) and any other securities exchange, commission, association, regulatory or self-regulatory organization (“SRO”) vested with authority over Client Local Affiliate or Ridge Local Affiliate (to the extent applicable to a party, the “Laws and Rules”). Each party shall perform its obligations under this Schedule in accordance with the Laws and Rules.
Broadridge Financial Solutions (Canada) Inc.

CANADA
B. Client Local Affiliate shall submit this Schedule to the IIROC, or any other SRO, as required, on behalf of itself and Ridge Local Affiliate for review and, if necessary, approval. This Schedule shall not become effective until the date upon which all necessary SRO approvals as to both parties are received (the “Approval Date”); provided, however, that if no SRO approvals are required for this Schedule to become effective, this Schedule shall become effective as of the Schedule Effective Date. In the event that any such approval is required and this Schedule is not so approved, the parties shall negotiate in good faith to amend this Schedule as may be needed to obtain such approval.
C. Ridge Local Affiliate acknowledges that Client Local Affiliate has regulatory responsibilities as a clearing firm, including, among other things, a duty to supervise the types of business in which it engages. To assist Client Local Affiliate in satisfying such obligations, Ridge Local Affiliate agrees to provide, at the reasonable request of Client Local Affiliate, performance reports with respect to the Services and full access to relevant books and records, information and Ridge Local Affiliate personnel engaged in providing the Services. Ridge Local Affiliate acknowledges that Client Local Affiliate is required, from time to time, to prepare and file reports with the IIROC, CIPF and other SROs or Governmental Authorities. To assist Client Local Affiliate in satisfying such requirements, Ridge Local Affiliate agrees to provide Client Local Affiliate with information in its possession that is necessary for Client Local Affiliate to prepare and file any such reports.
D. This Schedule is not intended, and shall not be construed, to limit, reduce, or otherwise change any regulatory, contractual or other obligation that Client Local Affiliate owes to a correspondent or to its customers.
II.	SERVICES TO BE PERFORMED BY RIDGE LOCAL AFFILIATE
A. Subject to the second paragraph of Section 16.G of the Master Services Agreement and Section I.B, Ridge Local Affiliate will perform the services, functions and responsibilities described in Attachment A in accordance with the terms and conditions of this Schedule and the Master Services Agreement. Attachment A is hereby incorporated in and made an integral part of this Schedule. Any additional services to be performed by Ridge Local Affiliate shall be subject to the written agreement of the parties.
B. Intentionally left blank.
C. This Schedule and the Master Services Agreement are intended to create an exclusive arrangement between Client Local Affiliate and Ridge Local Affiliate with respect to the Services utilized by Client Local Affiliate as of the applicable Live Date in the Territory for which a pricing schedule is included in this Schedule except (A) as otherwise set forth in this Schedule and the Master Services Agreement and (B) in the event that (i) Client Local Affiliate or a Customer of Client Local Affiliate is prohibited by Law from receiving Services from Ridge Local Affiliate in the Territory, (ii) Client Local Affiliate obtains a business and in connection therewith is contractually required to use an alternative system (and not the Services) as a condition of obtaining such business or (iii) during any time period that Ridge Local Affiliate is in material breach of this Schedule and has failed to cure such breach within thirty (30) days following notice from Client Local Affiliate specifying the nature of such breach in reasonable detail.
III.	CONVERSION
A. Conversion of Client Correspondents. In connection with the conversion of the correspondents of Client Local Affiliate (“Client Correspondents”) to Ridge Local Affiliate, the parties agree to the following:
(i)	Client Local Affiliate shall provide Ridge Local Affiliate with Client Local Affiliate’s requirements with respect to the Client Local Affiliate files and Service Levels applicable to the Client Correspondents (the “Client Requirements”) after the Schedule Effective Date. The parties shall enter into a statement of work (the “Conversion SOW”) that will describe Client Local Affiliate’s migration to Ridge Local Affiliate’s service delivery and
Broadridge Financial Solutions (Canada) Inc.

technology platform [****]. The Conversion SOW will define the Target Live Date for each Service and describe specific implementation activities and procedures required to migrate Client Correspondents to the Ridge Local Affiliate, including, without limitation, development, implementation and integration of Software and other software and development and integration of correspondent clearing functionalities, reporting and monitoring systems and such other services as may be set forth in the Conversion SOW (the “Conversion Services”). Without limiting the generality of the foregoing, the Conversion SOW shall (1) specify that Ridge Local Affiliate will convert the applicable Client Local Affiliate files to make them compatible with the Services and the other services, as may be required in respect of the migration of Client Local Affiliate’s Customers to the Services and (2) describe the development and integration of correspondent clearing functionalities by Ridge Local Affiliate. The Conversion Services shall be provided at no charge to Client Local Affiliate by Ridge Local Affiliate.

(ii)	The parties shall cooperate and provide each other with all information and assistance reasonably required in connection with the Conversion Services. Each party will assign a liaison person to assist and cooperate with the other party in connection with the Conversion Services (which person may be replaced by a party at its sole discretion from time to time by way of notice to the other party).
IV.	TERM OF SCHEDULE
A. Schedule Term. The term of this Schedule (the “Schedule Term”) shall begin on the Schedule Effective Date and shall continue for a period of ten (10) years after the last Live Date with respect to the Schedules under the Master Services Agreement for the U.S., U.K. or Canada (for clarity, the Schedule Term of the Schedules under the Master Services Agreement for the U.S., U.K. and Canada shall be coterminous with each other); provided, however, that this Schedule’s effective date is subject to its review and approval by the applicable regulatory agency as described in Section I.A. The “Live Date” for a Service is defined as the first date upon which Ridge Local Affiliate processes trades utilizing the applicable Service on behalf of Client Correspondents in accordance with the provisions and requirements of this Schedule and the Master Services Agreement (excluding any beta testing or similar testing of the system). The Schedule Term shall automatically extend following its scheduled expiration date unless (1) either party gives notice of termination at least one hundred eighty (180) days prior to the scheduled expiration date, in which case the Schedule Term shall expire on the scheduled expiration date or (2) either party gives notice of termination at any time after the date that is one hundred eighty (180) days prior to the scheduled expiration date of the Schedule Term (including any time beyond the scheduled expiration date), in which case the Schedule Term shall expire on the date specified in such notice of termination, which date must be at least one hundred eighty (180) days after the date of such notice.
B. Client Local Affiliate’s Termination.
(i)	Client Local Affiliate may terminate this Schedule for convenience upon one hundred twenty (120) days notice to Ridge Local Affiliate. In the event of any such termination or in the event Ridge terminates this Schedule pursuant to Section 18.B of the Master Services Agreement, Client Local Affiliate shall pay to Ridge Local Affiliate prior to the effective date of such termination, as liquidated damages and not as a penalty, an amount equal to [****] of the Base Fee (but not as increased or decreased in connection with Section III of Attachment B-1) that Client Local Affiliate would otherwise be obligated to pay under this Schedule if this Schedule had not been terminated, from and after the effective date of termination through the end of this Schedule Term.

(ii)	Client Local Affiliate may terminate this Schedule in the event of a Service Level Termination Event upon notice to Ridge Local Affiliate, and, in such event, no termination fees or termination charges of any type shall be payable by Client Local Affiliate to Ridge Local Affiliate.
Broadridge Financial Solutions (Canada) Inc.

No later than [****] after the Schedule Effective Date, the parties shall define a Service Level Termination Event.

(iii)	Client Local Affiliate may terminate this Schedule for a Change in Control of Client Local Affiliate or any Affiliate that directly or indirectly Controls such Client Local Affiliate (the “Applicable Client Entity”) upon [****] notice to Ridge Local Affiliate. In the event of any such termination, Client Local Affiliate shall pay to Ridge Local Affiliate prior to the effective date of such termination, as liquidated damages and not as a penalty, an amount equal to the lesser of (a) [****] of the Base Fee (but not as increased or decreased in connection with Section III of Attachment B-1) that Client Local Affiliate would otherwise be obligated to pay under this Schedule if this Schedule had not been terminated, from and after the effective date of termination through the end of the Schedule Term and (b) U.S. [****].

“Change in Control” shall mean the (a) consolidation or merger of an Applicable Client Entity with or into any entity (other than the consolidation or merger of an Applicable Client Entity with a third party entity in which such Applicable Client Entity is the surviving entity; provided, however, that the holders of the then-outstanding voting securities of such Applicable Client Entity prior to any such consolidation or merger hold securities that represent immediately after such consolidation or merger greater than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of such Applicable Client Entity thereafter), (b) sale, transfer or other disposition of all or substantially all of the assets of an Applicable Client Entity or (c) acquisition by any individual, entity, or group of individuals or entities acting in concert, of beneficial ownership of fifty percent (50%) or more (or such lesser percentage that constitutes the power to direct or cause the direction of the management and policies of an Applicable Client Entity) of the outstanding voting securities or other ownership interests of an Applicable Client Entity.
C. Failure To Go Live. If the Services in connection with the Client Correspondents do not go live by the Target Live Date set forth in the Conversion SOW or any other date agreed to by the parties as set forth in writing, through no fault of Ridge Local Affiliate (or its subcontractors) or a Force Majeure Event (as defined in the Master Services Agreement) or a delay in obtaining an approval described in Section I.B, then Client Local Affiliate shall pay to Ridge Local Affiliate, as liquidated damages and not as a penalty, an amount equal to a percentage of the Base Fee that Client Local Affiliate would otherwise be obligated to pay if the Services had commenced on the Target Live Date as follows (each, a “Failure To Go Live Monthly Payment”): (i) if the Services do not go live by the [****] following the Target Live Date, [****]of the Base Fee for such [****]; (ii) if the Services do not go live by the [****] following the Target Live Date, [****] of the Base Fee for such [****] ; (iii) if the Services do not go live by the [****] following the Target Live Date, [****] of the Base Fee for such [****] (iv) if the Services do not go live by the [****] following the Target Live Date, [****] of the Base Fee for such [****]; (v) if the Services do not go live by the [****] following the Target Live Date, [****] of the Base Fee for such [****]; and (vi) if the Services do not go live by the [****] following the Target Live Date, [****] of the Base Fee for such [****] and for each [****] thereafter until the Services go live.
D. Early Go Live. If the Services go live prior to the Target Live Date or any other date agreed to by the parties as set forth in writing, then the Base Fees with respect to the Services shall be reduced by an amount equal to a percentage of the Base Fee for each [****] until the Target Live Date as follows: (i) if the Services go live [****] or more prior to the Target Live Date, [****] of the Base Fee for such [****] and for each month prior to such [****]; (ii) if the Services go live [****] prior to the Target Live Date, [****] of the Base Fee for such [****]; (iii) if the Services go live [****] prior to the Target Live Date, [****] of the Base Fee for such [****]; (iv) if the Services go live [****] prior to the Target Live Date, [****] of the Base Fee for such [****]; (v) if the Services go live [****] prior to the Target Live Date, [****] of the Base Fee for such [****]; and (vi) if the Services go live [****]prior to the Target Live Date, [****] of the Base Fee for such [****].
Broadridge Financial Solutions (Canada) Inc.

E. Failure to Deliver. If Ridge Local Affiliate fails to deliver the Services (compliant with the Statement of Work and specifications) by the Target Live Date, through no fault of Client Local Affiliate (or its subcontractors) or a Force Majeure Event (as defined in the Master Services Agreement) or a delay in obtaining an approval described in Section I.B (a “Failure to Deliver”), then Ridge Local Affiliate shall pay Client Local Affiliate, as liquidated damages and not as a penalty, an amount equal to a percentage of the amount Client Local Affiliate pays in connection with (a) the Client Local Affiliate personnel performing the operational support services described in Appendix 3 and (b) the services Client Local Affiliate outsourced to third parties, including, without limitation, as set forth in Appendix 4, in each case, on a [****] basis until such time as Ridge Local Affiliate delivers the Services (compliant with the Statement of Work and specifications); provided, however, that such amount Client Local Affiliate pays is consistent with amounts Client Local Affiliate historically paid for such services, including any non-recurring expense or cost (collectively, the “Historical Amount”), as follows: (i) if the Services do not go live by the [****] following the Target Live Date, [****] of the Historical Amount; (ii) if the Services do not go live by the [****] following the Target Live Date, [****] of the Historical Amount for such [****]; and (iii) if the Services do not go live by the [****] following the Target Live Date, [****] of the Historical Amount for such [****] and for each [****] thereafter.
If a Failure to Deliver requires Client Local Affiliate to extend or renew any Disclosed Agreement (as defined below), then: (1) Client Local Affiliate shall use commercially reasonable efforts to obtain a month-to-month extension of such Disclosed Agreement and, if it is unable to obtain a month-to-month extension, promptly notify Ridge Local Affiliate of its inability to obtain a month-to-month extension and use commercially reasonable efforts to minimize any early termination fees due under such extension or renewal (whether by contractual right or continuing such Disclosed Agreement past the expiration date); (2) during the period from and after the first day of such extension or renewal (whether by contractual right or continuing such Disclosed Agreement past the expiration date) and until and including the final Live Date with respect to the Services applicable to such Disclosed Agreement, Ridge Local Affiliate shall be responsible for any incremental increase in the fees due under such Disclosed Agreement as a result of such extension or renewal (in addition to the Historical Amounts calculated in accordance with the first paragraph of this Section IV.E); and (3) from and after the final Live Date with respect to the Services applicable to such Disclosed Agreement, Ridge Local Affiliate shall be responsible for any early termination fees, fees for services and other amounts payable under such Disclosed Agreement. A “Disclosed Agreement” is defined as those agreements between Client Local Affiliate and a third-party service provider that Client Local Affiliate discloses to Ridge Local Affiliate, including the applicable termination date and extension options of each such agreement, prior to the parties’ execution of the Conversion SOW.
V.	CHARGES
A.	The fees for the Services are set forth in Attachment B hereto. Attachment B is hereby incorporated in and made an integral part of this Schedule. Unless otherwise indicated, all fees and charges set forth in Attachment B are in Canadian dollars. Notwithstanding the immediately preceding sentence, for purposes of calculating the aggregate amounts in connection with the last paragraph in Attachment A and paragraph six of Section III to Attachment B-1, such calculation shall be in U.S. dollars using the exchange rate published in the Wall Street Journal on the Schedule Effective Date.

B.	The monthly charge for the Services shall be equal to 1/12th of the Base Fee plus any Tiered Fees, as set forth in Attachment B, and shall be payable commencing on the Live Date for the relevant Services. The monthly charge shall not be increased at anytime during the Schedule Term, except (i) as set forth in Attachment B and (ii) Ridge Local Affiliate shall have the right to pass through increases, and shall pass through decreases, relating to the charges of third party service providers, including, without limitation, communication and other third party service provider charges (excluding charges of Ridge Local Affiliates) and federal, provincial, and local governmental fees, to the extent that the parties imposing such fees have increased or decreased the same and
Broadridge Financial Solutions (Canada) Inc.

provided any such increases shall be passed through only to the extent they are passed through to all Ridge Local Affiliate customers receiving the Services.

C.	[****]
VI.	NO PARTNERSHIP OR AGENCY; NO SPECIAL TREATMENT

Neither this Schedule nor any activity hereunder shall create a general or limited partnership, association, joint venture, branch or agency relationship between Client Local Affiliate and Ridge Local Affiliate. Client Local Affiliate shall not hold itself out as an agent of Ridge Local Affiliate or of any subsidiary or company controlled directly or indirectly by or affiliated with Ridge Local Affiliate, nor shall it employ Ridge Local Affiliate’s name in any manner that creates the impression that the relationship created or intended between them is anything other than that of service provider and clearing broker. Except as reasonably necessary to provide the Services, Ridge Local Affiliate shall not hold itself out as an agent of Client Local Affiliate or of any subsidiary or company controlled directly or indirectly by or affiliated with Client Local Affiliate, nor shall it employ Client Local Affiliate’s name in any manner that creates the impression that the relationship created or intended between them is anything other than that of service provider and clearing broker. Neither party shall, without the prior approval of the other party, place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to the other party or to the arrangements contemplated by this Schedule. Neither party shall, without the prior approval of the other party (which approval shall not be unreasonably withheld), furnish any link to the website(s) of the other party or its Affiliates. For the avoidance of doubt, nothing herein shall prevent the disclosure of (i) Ridge Local Affiliate’s name or the Services to be performed under the Master Services Agreement or this Schedule to any of Client Local Affiliate’s regulators or customers or (ii) a party’s name or the services it offers to the extent necessary to carry out each party’s obligations under the Master Services Agreement, this Schedule or Marketing Agreement.

Nothing herein shall cause Ridge Local Affiliate to be construed as or deemed to be a fiduciary with respect to Client Local Affiliate, any correspondent of Client Local Affiliate, or any customer of Client Local Affiliate or its correspondents.

This Schedule is not intended, nor shall it be construed, to bestow upon either party any special treatment regarding any other arrangements, agreements or understandings that exist or may hereafter exist between the parties or their affiliates. Neither party shall have any obligation to deal with the other in any capacity other than as set forth in this Schedule.

VII.	SERVICE LEVELS

Ridge Local Affiliate shall provide the Services in accordance with the terms and conditions set forth in Section 1.C of the Master Services Agreement and with respect to Service Levels set forth in Attachment C hereto and any other Service Level agreement that may be agreed between the parties from time to time with respect to the Territory. Attachment C is hereby incorporated in and made an integral part of this Schedule. Ridge Local Affiliate agrees that the Service Levels set forth in Attachment C shall be at least as stringent as any service levels provided by Ridge Local Affiliate to its other clients in Canada.

VIII.	EXCHANGE OF INFORMATION

Throughout the Schedule Term, each party shall promptly supply the other with information in its possession necessary or appropriate to enable the other party properly to perform its obligations under this Schedule and as a registered broker-dealer.

IX.	RECORDS RETENTION

The information that Ridge Local Affiliate generates on behalf of Client Local Affiliate are the books and records of Client Local Affiliate. Notwithstanding anything to the contrary in the Master Services Agreement, Ridge Local Affiliate will maintain and preserve such information in accordance with the
Broadridge Financial Solutions (Canada) Inc.

agreed-upon record retention policy set forth in Attachment G and the Laws and Rules. Any additional retention period(s) shall be directed by Client Local Affiliate and shall be subject to the mutual written agreement of the parties. Attachment G is hereby incorporated in and made an integral part of this Schedule.

X.	GOVERNANCE

Ridge Local Affiliate and Client Local Affiliate shall each appoint at least two (2) senior level managers to a joint committee that shall meet no less than monthly to address issues that may arise in connection with the performance of the Services. In addition to the foregoing but without prejudice to the obligations of the parties under this Schedule or the Master Services Agreement, the parties have agreed to the detailed governance provisions set forth in Exhibit C to the Master Services Agreement.

Ridge Local Affiliate shall provide to Client Local Affiliate the reports set forth in Attachment F. Attachment F is hereby incorporated in and made an integral part of this Schedule.

XI.	TAPE RECORDING

Unless otherwise prohibited by applicable Law, the parties shall have the right to record telephone conversations between themselves, and waive any right to further notice of any such recording. The parties agree to make such recordings available to each other upon reasonable notice.

XII.	THIRD PARTY VENDOR SERVICES

Client Local Affiliate may contract directly with and in such case will be responsible for (i) complying with the terms and conditions of use relating to additional third party products or services not affiliated with Ridge Local Affiliate set forth in Attachment A that it elects to receive or access through Ridge Local Affiliate from time to time and (ii) the costs relating thereto as applicable, other than those third party products or services integrated into the Services or provided as part of the Services. If third party products or services, including, without limitation, data, are provided by or through Ridge Local Affiliate to Client Local Affiliate or integrated into the Services or provided as part of the Services, Ridge Local Affiliate shall obtain and warrants and represents that it has the full right, title or license required to provide such product or service to Client Local Affiliate. Additionally, Ridge Local Affiliate hereby grants to Client Local Affiliate and customers of Client Local Affiliate the right to use such product or service during, and for the purposes of, and in accordance with, the Master Services Agreement and this Schedule.

Client Local Affiliate shall be responsible for complying with the terms and conditions of use (to the extent such terms and conditions of use are provided by Ridge Local Affiliate to Client Local Affiliate) relating to the third party products or services that it receives or accesses through Ridge Local Affiliate and the costs relating thereto. If (i) any third party products or services, or Ridge-owned products or services, provided by Ridge Local Affiliate become unavailable and require replacement, (ii) Ridge Local Affiliate, upon notice to Client Local Affiliate (and upon Client Local Affiliate’s consent, if and to the extent such consent is required by Law), elects to replace any third party products or services or Ridge-owned products or services provided by Ridge Local Affiliate with new or different third party products or services or Ridge-owned products or services or (iii) at least fifty percent (50%) of Ridge Local Affiliate’s clients utilizing such products or services in the Territory request such replacement, in each case, Ridge Local Affiliate shall replace such products or services with equivalent or enhanced products or services without increased cost.

Client Local Affiliate may contract directly with any vendor or subcontractor of Ridge Local Affiliate for the services provided by such vendor or subcontractor through Ridge Local Affiliate; provided, however, that (a) such contract does not violate Ridge Local Affiliate’s obligations to such vendor or subcontractor and (b) Client Local Affiliate shall be responsible for the cost of any transition services (including, without limitation, any incremental costs resulting from the transition) in connection therewith.
Broadridge Financial Solutions (Canada) Inc.

XIII.	OBLIGATIONS FOR RECEIPT OF DATA
Client Local Affiliate may be using data set forth in Attachment D hereto provided by FT Interactive Data Corporation (“FT Interactive”). In such case, Client Local Affiliate agrees to the provisions attached hereto as Attachment D relating to its use of FT Interactive Data Corporation data in respect of the Services. Attachment D is hereby incorporated in and made an integral part of this Schedule. Client Local Affiliate shall be under no obligation to receive FT Interactive Data Corporation data through Ridge Local Affiliate and to such extent, the previous sentence shall not apply and Ridge Local Affiliate shall not be responsible for the provision of such services to Client Local Affiliate in such case or have any liability for such non-Ridge Local Affiliate FT Interactive Data Corporation services that Client Local Affiliate decides to receive. Ridge Local Affiliate warrants and represents that it has full right, title or license required to provide such data to Client Local Affiliate for use in the Services. Additionally, Ridge Local Affiliate hereby grants to Client Local Affiliate the right to use and store such data pursuant to the terms and conditions of Attachment D, for the purposes of Client Local Affiliate providing services to its customers in the course of Client Local Affiliate’s standard commercial operations.

XIV.	ACQUISITION OF OR BY ANOTHER RIDGE LOCAL AFFILIATE CLIENT

In the event that Client Local Affiliate acquires, or is acquired by, by stock, acquisition of substantially all the assets of, merger, or consolidation (a “Business Combination”), a Client Local Affiliate of Ridge Local Affiliate’s Brokerage Services Group that receives trade processing services substantially similar to the Services provided under this Schedule (the “Other Entity”), and Client Local Affiliate and the Other Entity, or the resulting entity as the case may be, consolidate the trade processing carried out under this Schedule with the trade processing carried out by the Other Entity prior to the termination or expiration of the Client Local Affiliate’s or the Other Entity’s schedule relating to trade processing services substantially similar to the Services provided under this Schedule so that it is processed by Ridge Local Affiliate as one entity, all service charges, including, without limitation, the Base Fee and any other applicable tiered fees applicable for the brokerage processing services provided by Ridge Local Affiliate shall be renegotiated in good faith between Ridge Local Affiliate and Client Local Affiliate. Otherwise, the Ridge Local Affiliate agreements with Client Local Affiliate and the Other Entity agreements in place prior to the Business Combination shall remain in effect for the respective services provided by Ridge Local Affiliate or any other Ridge Local Affiliate’s Brokerage Services Group entity until the termination or expiration of such agreements. For clarity and notwithstanding anything to the contrary, Client Local Affiliate and the Other Entity shall be free to consolidate their trade processing after the termination or expiration of either of their agreements or relevant Schedule with Ridge Local Affiliate or any entity of the Ridge Local Affiliate Brokerage Services Group without restriction and without any obligation to renegotiate any fees relating to trade processing or otherwise. In the event Client Local Affiliate participates in a Business Combination with an entity that is not a client of Ridge Local Affiliate’s Brokerage Services Group that receives trade processing and/or operations support services substantially similar to the Services provided under this Schedule, all rates in Attachment B (including, without limitation, the Base Fee and any other applicable tiered fees applicable for the brokerage processing services) provided by Ridge Local Affiliate shall remain as set forth in Attachment B, subject to the adjustments described therein.

XV.	CLIENT LOCAL AFFILIATE RESPONSIBILITIES

Client Local Affiliate shall be responsible, to the extent necessary for the Services it is receiving, in connection with the use of the Services for the following:
A.	User security administration for the Services in accordance with, and as set forth in, the relevant product specifications and user documentation.

B.	Forms and supplies required by Ridge Local Affiliate in connection with the performance of the Services, which are agreed to by the parties in writing. Ridge Local Affiliate shall provide Client Local Affiliate with reasonable advance notice of any such requirements.

C.	Equipment, other than equipment provided by Ridge Local Affiliate, at Client Local Affiliate’s location required in use of the Services (e.g., printers, terminals) as identified by Ridge Local Affiliate in writing.

D.	Dial backup ISDN circuits or other equivalent backup solution selected by Client Local Affiliate.
Broadridge Financial Solutions (Canada) Inc.

E.	Third party telecommunications services not otherwise set forth in Attachment B.

F.	Hardware, software, and telecommunications products required to interface to the Services (e.g., terminal emulation software), other than any such hardware, software, and telecommunications products provided by Ridge Local Affiliate.

G.	Special equipment, which Client Local Affiliate may elect to place at Ridge Local Affiliate locations, if required by Client Local Affiliate, specific to Client Local Affiliate’s use of the Services as agreed to by the parties in writing.

H.	Use commercially reasonable efforts to obtain the approval of each relevant regulatory or self-regulatory agency or entity, if any, with regulates Client Local Affiliate’s receipt of the Services (including, without limitation, securities and commodities exchanges, associations of securities and/or commodities dealers, federal, provincial and local Governmental Authorities).
For the avoidance of doubt, Ridge Local Affiliate shall not be responsible for its failure to provide Services solely to the extent caused by the failure of Client Local Affiliate to perform the above listed requirements. Ridge Local Affiliate shall (i) provide Client Local Affiliate with reasonable notice of Client Local Affiliate’s failure to perform any of its responsibilities set forth in this Schedule and (ii) use commercially reasonable efforts to perform notwithstanding Client Local Affiliate’s failure to perform, subject to Client Local Affiliate reimbursing Ridge Local Affiliate for any reasonable incremental cost to Ridge Local Affiliate in connection with such efforts.

XVI.	REQUIRED PROVISION OF SYBASE, INC.

Client Local Affiliate acknowledges and agrees that the Sybase SQL Server Program and the Sybase Replication Server Program (the “Programs”) to the extent incorporated into the Services and used in connection with Ridge Local Affiliate’s BPS Advantage product, if selected and received by Client Local Affiliate, shall only be used by the Client Local Affiliate as set forth below to read, in a view-only format, the Services, and the Programs shall not be downloaded or used to create or alter tables, schemas or databases or otherwise develop or modify in any way the applications or performance of other programming tasks. Notwithstanding the foregoing, Client Local Affiliate may access the Programs through Ridge Local Affiliate tools or third party tools; provided, however, that any access shall be restricted to the following: Client Local Affiliate may access the Services embedding a copy of the Programs which are deployed on Ridge Local Affiliate’s premises or Client Local Affiliate’s site, provided, however, that in either instance, Client Local Affiliate shall not (i) copy the application(s) embedding the Programs, (ii) use the Programs other than to process Client Local Affiliate’s own transactions, transactions for entities that are correspondents or customers of the Client Local Affiliate and transactions for entities that operate on a fully disclosed basis through Client Local Affiliate as correspondents, or (iii) access the Programs for general development. Client Local Affiliate may also develop applications against the BPS Advantage database using tools supplied by Ridge Local Affiliate, Sybase or other third parties.

XVII.	SEVERABILITY

If any provision of this Schedule should be held invalid or unenforceable in a court of law in any jurisdiction, such invalidity or unenforceability shall not affect the enforceability of this Schedule or any other provision thereof. In addition, the parties agree that it is their intention that such provision shall be construed in a manner designed to effectuate the purposes of this Schedule to the fullest extent enforceable under applicable Law. The parties further agree that such ruling shall not affect the construction of that provision or any other of the provisions in any other jurisdiction.

XVIII.	DISASTER RECOVERY; BUSINESS CONTINUITY

Ridge Local Affiliate shall maintain the disaster recovery and business continuity services as set forth in Attachment E. Attachment E is hereby incorporated in and made an integral part of this Schedule.

XIX.	INTENTIONALLY LEFT BLANK

XX.	INTENTIONALLY LEFT BLANK
Broadridge Financial Solutions (Canada) Inc.

XXI.	CHANGES TO THE MASTER SERVICES AGREEMENT

The following general changes shall be made to the Master Services Agreement when incorporating the terms and conditions of the Master Services Agreement into this Schedule: NONE.
Broadridge Financial Solutions (Canada) Inc.

IN WITNESS WHEREOF the parties have executed this Schedule as of the date first written above.

BROADRIDGE FINANCIAL SOLUTIONS (CANADA) INC.
By:	/s/ Michael Dignam
	Name:	Michael Dignam
	Title:	President

PENSON FINANCIAL SERVICES CANADA INC.
By:	/s/ Philip A. Pendergraft
	Name:	Philip A Pendergraft
	Title:	Director
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT A
DESCRIPTION OF OUTSOURCED SERVICES
Ridge Local Affiliate shall provide the following services to Client Local Affiliate in connection with this Schedule:
(1)	Subject to the last paragraph of this Attachment, the operational support services and functions with respect to Client Local Affiliate’s business immediately prior to the Schedule Effective Date as set forth in Appendix 3 (the “Existing Operations Support Services”).

(2)	Subject to the last paragraph of this Attachment, all of the technology and processing services and functions that Client Local Affiliate outsourced to third parties immediately prior to the Effective Date (provided, however, that Ridge Local Affiliate has the right to exclude certain technologies, processing services or functions in the event Ridge Local Affiliate does not offer a comparable technology, processing service or function), including, without limitation, the services provided by the third parties set forth in Appendix 4 (the “Existing Technology Services”). Notwithstanding anything to the contrary herein, the Existing Technology Services shall include the services set forth in the Existing Canadian Agreement (including the services described in the Pricing Schedule thereto), including, without limitation all Software, technology and order and transaction types provided to Client Local Affiliate in connection therewith.
The parties agree to work in good faith to revise Appendix 3 and Appendix 4 prior to the Closing Date in order to add or remove in-scope Existing Operations Support Services and Existing Technology Services as deemed necessary and appropriate by Client in Client’s sole discretion; provided, however, that any such changes to Appendix 3 and Appendix 4 shall not in any event cause a reduction in the Base Fee with respect to the Existing Operations Support Services plus the Existing Technology Services (as described in Section I(1) of Attachment B-1) below U.S. $[****] in the aggregate for the Existing Operations Support Services and the Existing Technology Services provided under this Schedule and the “Service Bureau and Operations Support Services” Schedules for the United Kingdom and the U.S.
Broadridge Financial Solutions (Canada) Inc.

Appendix 1 to Attachment A
Intentionally left blank.
Broadridge Financial Solutions (Canada) Inc.

Appendix 2 to Attachment A
Intentionally left blank.
Broadridge Financial Solutions (Canada) Inc.

Appendix 3 to Attachment A
Existing Operations Support Services – Canada
[****]
Broadridge Financial Solutions (Canada) Inc.

Appendix 4 to Attachment A
Existing Technology Services – Canada
[****]
Broadridge Financial Solutions (Canada) Inc.

Appendix 5 to Attachment A
Intentionally left blank.
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT B
Service Bureau and Operations Support Services Price Schedule
1.	Charges for the Services. The charges for the Services are set forth in Attachment B-1.

2.	Changes to Schedule B. The parties agree, subject to the Change Control Procedures set forth in Exhibit C to the Master Services Agreement, that any changes that the Client Local Affiliate makes from time to time that result in the addition or removal of specific Service functions (including, without limitation, material changes required by Applicable Law or by a regulatory body) may require changes to the charges payable by Client Local Affiliate.

3.	Postage. Notwithstanding anything herein to the contrary, postage shall be billed to Client Local Affiliate on a pass-through basis.

4.	Customization. Any customization work shall be provided pursuant to a rate schedule to be agreed upon by the parties no later than the Closing Date.
Broadridge Financial Solutions (Canada) Inc.

Attachment B-1
Base Fee and Tiered Fees
[****]
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT C
SERVICE LEVELS
I. INTRODUCTION
In order to maintain the specified Service Levels for the Services set forth in Attachment C-1, the parties have agreed that certain defined Service Levels (the “SLAs”) are to be established and measured as set forth below. SLAs related to the Services shall be established by the parties no later than [****] after the Schedule Effective Date. New Service Levels may be added during the Schedule Term, and existing Service Levels may be modified or eliminated, by the mutual agreement of the parties from time to time.
II. OPERATIONS
A. General
Commencing on the Live Date and subject to this Section II, Ridge Local Affiliate’s provision of the Services shall be in accordance with the Service Levels identified in Attachment C-1.
B. Reports; Performance Review; Corrective Action
     (a) Ridge Local Affiliate shall, wherever the parties agree to use objective data, utilize continuous measurement and data capture and shall prepare a reasonably detailed report with respect to the Service Levels) (each, a “Service Level Report”). Service Level Reports shall be provided to Client Local Affiliate on a monthly basis.
     (b) Ridge Local Affiliate and Client Local Affiliate shall meet at least quarterly to review Ridge Local Affiliate’s performance with respect to the Services during the immediately preceding quarterly period and the Service Level Reports connected therewith, and, with respect to Ridge Local Affiliate’s failure to achieve any Service Levels, the parties shall (1) jointly formulate a formal action plan for corrective action, as applicable, and (2) agree upon the appropriate consequences if such action plan does not prevent subsequent instances of the same Service Level failures.
     (c) The specific criteria for each Service Level shall be detailed in the applicable SLA set forth in Attachment C-1. Prior to Live Date, the parties shall modify such Service Levels, create such additional Service Levels, or modify the method used to measure performance (including, without limitation, appropriate objective data, quality control process or other methods) as the parties mutually agree in writing.
     (d) [****], the parties shall measure actual Ridge Local Affiliate performance levels in the manner previously agreed to by the parties, and review the method used to measure performance and such performance. The parties shall discuss in good faith any appropriate modifications to the method used to measure performance, the Service Levels or any remedial steps required to be taken by Ridge Local Affiliate in light of such review and shall, at least once annually during the Schedule Term, engage in such good faith discussions to determine any appropriate modifications to the method used to measure performance, the Service Levels or any remedial steps required to be taken by Ridge Local Affiliate in light of such review.
C. Changes to the Service Levels
     (a) The parties acknowledge that the Service Levels shall be subject to continuous improvement and that changing circumstances may necessitate modifications to service, expectations and responsibilities. Accordingly, the parties shall, at least once annually during the Schedule Term, engage in good faith discussions to determine if (i) any modifications to the existing Service Levels are necessary or advisable, (ii) any existing Service Levels should be deleted and (iii) any new Service Levels should be added.
     (b) For all new Service Levels, the parties shall mutually agree upon the Service Level targets and the methodology and tools used to measure performance. The parties shall mutually agree on any Service Level target based on [****] of measurements of the applicable Service Level utilizing the agreed upon methodology and tools.
Broadridge Financial Solutions (Canada) Inc.

Any dispute regarding the establishment of such Service Level targets or the methodology and tools used to measure performance shall be resolved by the Executive Governance Committee. In addition, the Executive Governance Committee shall review Service Level targets and performance and shall give weight to Client Local Affiliate’s recommendations for continuous improvement of Service Level targets, based on, among other things, advances in technology.
D Service Level Credits
The amount of Service Level Credits credited to Client Local Affiliate with respect to all Category 1 service level failures occurring in a single month shall not exceed, in total, [****] of the monthly charges payable in connection with the Schedule for that month (the “Service Level Credit Pool – Category 1”). The amount of Service Level Credits credited to Client Local Affiliate with respect to all other service level failures occurring in a single month shall not exceed, in total, [****] of the monthly charges payable in connection with the Schedule for that month (the “Service Level Credit Pool – All Other Categories”, and together with the Services Level Credit Pool – Category 1, the “Service Level Credit Pools”). The Service Level Credit Pools shall be allocated to various Service Levels as set forth in Attachment C-1. The parties shall, at least once annually during the Schedule Term, engage in good faith discussions to determine if any modification to the allocation of the Service Level Credit Pools set forth in Attachment C-1 are necessary or advisable.
E. Root-Cause Analysis
In the event Ridge Local Affiliate has a Service Level failure that is not insignificant, Ridge Local Affiliate shall perform a root-cause analysis as described in Section 1.C of the Master Services Agreement.
F. Excuse
Ridge Local Affiliate shall be excused from performing any Service or obligation hereunder, including, without limitation, the attainment of any Service Level, if and to the extent Ridge Local Affiliate’s failure to perform such Service or obligation is caused by Client Local Affiliate’s or its agents’ act or omission, including, without limitation, (a) Client Local Affiliate providing incomplete or inaccurate data, specifications or requirements; and (b) failures, errors or defects in facilities, equipment, materials or other resources provided by Client Local Affiliate, including, without limitation, telecommunications, hardware, infrastructure and network connectivity.
Broadridge Financial Solutions (Canada) Inc.

Attachment C-1
SLAs
The parties shall include a Service Level for development work no later than [****] after the Schedule Effective Date.
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT D
No Warranty and Limitation on Liability Provisions
Required by Users of Third Party Data
No Warranties
EXCEPT IN CONNECTION WITH CONTRACTS OF THIRD PARTY DATA SUPPLIERS WITHOUT CONTRACTUAL RESTRICTIONS SIMILAR TO THOSE BELOW, NO THIRD PARTY DATA SUPPLIERS MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS OR ANY OTHER MATTER.
Limitation on Liability
(a) No third party data supplier shall have any liability to Client Local Affiliate, or any other third party, for errors, omissions or malfunctions in the services provided by such third party data supplier, other than the obligation to endeavor, upon receipt of notice from Client Local Affiliate, to correct a malfunction, error, or omission in any such services.
(b) Client Local Affiliate acknowledges that the services provided by any third party data supplier are intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities.
Client Local Affiliate accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of any of the services provided by any third party data supplier, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.
(c) Client Local Affiliate shall indemnify Ridge Local Affiliate’s third party data suppliers (including, without limitation, FT Interactive) against and hold such third party data suppliers harmless from any and all losses, damages, liability, costs, including, without limitation, attorney’s fees, resulting directly or indirectly from any claim or demand against such third party data suppliers by a third party arising out of or related to the accuracy or completeness of any services received by Client Local Affiliate, or any data, information, service, report, analysis or publication derived therefrom. No third party data supplier shall be liable for any claim or demand against Client Local Affiliate by a third party.
(d) As between a third party data supplier and Client Local Affiliate, neither party shall be liable for (i) any special, indirect or consequential damages (even if advised of the possibility of such), (ii) any delay by reason of circumstances beyond its control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one (1) year prior to the institution of suit therefor.
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT E
DISASTER RECOVERY; BUSINESS CONTINUITY
To be agreed upon by the parties within [****] after the Schedule Effective Date.
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT F
REPORTS
To be agreed upon by the parties within [****] after the Schedule Effective Date.
Broadridge Financial Solutions (Canada) Inc.

ATTACHMENT G
RECORD RETENTION POLICY
To be agreed upon by the parties within [****] after the Schedule Effective Date.
Broadridge Financial Solutions (Canada) Inc.

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